UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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CST Holding Corp.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
CST HOLDING CORP.
3435 Ocean Park Blvd., Ste. 107-282
Santa Monica, CA 90405

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share ("Common Stock") on August 22, 2011 (the “Record Date”) of CST Holding Corp., a Colorado corporation (the "Company"), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement advises shareholders of actions taken and approved on August 15, 2011as well as actions approved in connection with the reverse triangular merger in which the Company acquired Webxu, Inc. by unanimous written consent of the Company’s board of directors and the subsequent adoption of such corporate actions on August 26, 2011 and July 25, 2011, respectively, by the holders of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”):

·   to  merge the Company with its wholly-owned Delaware subsidiary, Webxu, Inc. (the “Short Form Merger”), and thereby (i) change the name of the Company to Webxu, Inc. (the “Name Change”) and (ii) change the domicile of the Company to the State of Delaware (the “Domicile Change”); and

.  to spin out and transfer CST Oil & Gas Corporation to Steven Tedesco and Christine Tedesco (the "Spin Out", and together with the Name Change and Domicile Change, the “Corporate Actions”).

The Corporate Actions will not become effective until the filing with the Colorado Secretary of State of a Statement of Merger and the filing with the Delaware Secretary of State of a Certificate of Ownership and Merger at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

On July 27, 2011, we completed a reverse triangular merger in which we acquired 100% ownership interest in Webxu, Inc., a Delaware corporation (“Webxu”). As a result of the consummation of this merger transaction (“Merger Transaction”), Webxu is now a wholly-owned subsidiary of the Company. Our principal executive offices are located at 3435 Ocean Park Blvd., Santa Monica, California 90405. Our telephone number is (310) 807-1765.

Webxu’s only business is acting as a holding company to acquire and integrate consumer-oriented businesses in the online customer acquisition and e-commerce field. Webxu’s wholly owned subsidiary, Bonus Interactive, Inc., a Delaware corporation (together with Webxu, the “Webxu Group”) currently is engaged in the business of customer acquisition and retention programs in both the online and offline arenas.  Webxu’s principal executive offices are located at 3435 Ocean Park Blvd., Santa Monica, California 90405. Its telephone number is (310) 807-1765.

Summary Term Sheet

Companies:	CST Holding Corp., a Colorado corporation, with principal executive offices are located at 3435 Ocean Park Blvd., Santa Monica, California 90405.

Webxu, Inc., a Delaware corporation and wholly-owned subsidiary of the Company that will merge with the Company in which Webxu, Inc. will be the surviving entity (as described in more detail below). Webxu’s principal executive offices are located at 3435 Ocean Park Blvd., Santa Monica, California 90405.

CST Oil and Gas Corporation, a Colorado corporation and wholly-owned subsidiary of the Company that will be transferred to Steven Tedesco and Christine Tedesco, former majority shareholders of the Company, pursuant to the Merger Transaction (as described in more detail below). CST Oil and Gas Corporation sells oil and gas field workover services in Kansas. Its address is 7060 B South Tucson Way, Centennial, Colorado 80112.

Approvals:
On August 15, 2011, the Board of Directors, and on August 26, 2011 the Majority Shareholders, approved the Short Form Merger between the Company and its wholly-owned subsidiary, Webxu, Inc. (as described in more detail below).   The Board of Directors and the Majority Shareholders approved the Acquisition Agreement dated July 22, 2011, to spin out the Company’s wholly-owned operating subsidiary, CST Oil and  Gas Corporation, to Steven Tedesco and Christine Tedesco (as described in more detail below).

Transactions:
Subject to the terms of the Acquisition Agreement dated July 22, 2011, the Company will spin out its wholly-owned operating subsidiary, CST Oil and  Gas Corporation, to Steven Tedesco and Christine Tedesco who agreed to cancel some of their shares of the Company, or 8,200,000 shares of common stock representing approximately 82.5% of the total number of the Company’s shares of common stock outstanding prior to the Merger as part of the inducement to the Tedescos to enter into the Merger Transaction (as described in more detail below). In addition, the Company will merge with and into its wholly-owned subsidiary, Webxu, Inc., a Delaware corporation, and thereafter the Company will cease to exist as a separate entity.  Webxu, Inc., the Delaware Corporation will be the surviving entity, which will permit the Company to be governed by Delaware General Corporation Law, as amended rather than by Colorado Revised Statutes, as amended.

Effective Time:
The Short Form Merger and Spin Out will not become effective until the filing with the Colorado Secretary of State of a Statement of Merger and the filing with the Delaware Secretary of State of a Certificate of Ownership and Merger at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

Tax Issues:
The Company will not recognize any gain or loss as a result of the Spin Out or the Short Form Merger. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Spin Out or the Short Form Merger. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Spin Out or the Short Form Merger to them.

The following sets forth the material terms of the agreements entered into in connection with the Merger Transaction:

Merger Transaction

On July 22, 2011, the Company and CST Acquisition Corp., a Colorado corporation (“MergerSub”) entered into an Agreement and Plan of Merger with Webxu (“Merger Agreement”).  MergerSub, our wholly owned subsidiary, merged into Webxu, with Webxu as the surviving corporation.  Pursuant to the Merger Agreement, we issued 15,914,530 shares of our common stock to the stockholders of Webxu on a one-for-one basis, whereby each share of Webxu was converted into the right to receive one (1) share of our common stock, representing a 100% ownership interest in Webxu. In addition, each outstanding warrant and option to purchase shares of Webxu was exchanged with and converted into an option or warrant, respectively, to purchase the same number of shares of our common stock. We assumed the option plans of Webxu, under which we are authorized to issue up to 10 million shares of common stock, of which options for the purchase of 6,399,307 shares are outstanding.

In connection with the Merger Transaction, Steven Tedesco and Christine Tedesco, owners of 8,200,000 shares of our common stock representing approximately 82.5% of the total number outstanding prior to the Merger, agreed to cancel an aggregate of 7,115,859 shares of their common stock.  Taking into effect this share cancellation, and prior to the issuance of the Merger Transaction shares to the stockholders of Webxu immediately prior to the Merger (“Webxu Owners”), there were 2,580,141 shares of our common stock outstanding.  After issuance of the Merger Transaction shares to the Webxu Owners, there were a total of 18,292,672 shares of our common stock issued and outstanding taking into effect the share cancellation.  Immediately following the closing of the Merger Transaction, our former shareholders held approximately 14% of our total outstanding shares, and the Webxu Owners, which includes our CEO and CFO, held the other 86% and became our controlling shareholders.

Also in connection with the Merger Transaction, Webxu agreed to pay $25,000 to David Wagner & Associates, P.C. for legal services, $60,000 to Christine Tedesco as reimbursement for past expenses, and $65,000 to Endeavor Capital Group, LLC for consulting fees.  As agreed by the parties, Webxu issued secured promissory notes in the principal amounts of (i) $55,000 to Christine Tedesco and (ii) $95,000 to Endeavor Capital Group, LLC, which notes are due within 90 days following the closing of the Merger Transaction.   These notes are secured by all of the assets of Bonus Interactive, Inc., a wholly-owned subsidiary of Webxu, the surviving corporation in the Merger Transaction.

For additional information concerning the Merger Transaction, see items 1.01, 2.01, 3.02 and 5.01, 5.02 and 9.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2011.

Change in Control of the Company

In connection with the Merger Transaction, Steven Tedesco and Christine Tedesco, owners of 8,200,000 shares of our common stock representing approximately 82.5% of the total number outstanding prior to the Merger Transaction, agreed to cancel an aggregate of 7,115,859 shares of their common stock.  Taking into effect this share cancellation, and prior to the issuance of the Merger Transaction shares to the stockholders of Webxu immediately prior to the Merger (“Webxu Owners”), there were 2,580,141 shares of our common stock outstanding.  After issuance of the Merger Transaction shares to the Webxu Owners, there were a total of 18,292,672 shares of our common stock issued and outstanding taking into effect the share cancellation.  Immediately following the closing of the Merger Transaction, our former shareholders held approximately 14% of our total outstanding shares, and the Webxu Owners, which includes our CEO and CFO, held the other 86% and became our controlling shareholders.

Also in connection with the Merger Transaction, all of our pre-Merger Transaction directors and officers resigned effective at closing except for Christine Tedesco, who agreed to resign as a director upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 14(f)-1.   In addition, at the closing date Matt Hill, Michael Warsinske, and John Ellis were each appointed to our board of directors.  We agreed to provide Christine Tedesco with indemnification rights under an Indemnification Agreement dated July 22, 2011 for the period in which she is expected to remain on the board of directors as described above.

On August 26, 2011, the Company filed an information statement with the SEC relating to the change in control of our board of directors containing the information required under Rule 14f-1 of the Exchange Act.

Spinout of CST Oil & Gas Corporation

In connection with the Merger Transaction, we agreed to spin out and transfer CST Oil & Gas Corporation to Steven Tedesco and Christine Tedesco (jointly, the “Acquirer”), in consideration for the Acquirer’s agreement to assume all liabilities associated with CST Oil & Gas Corporation, and the Acquirer’s agreement to cancel the majority of their shares pursuant to the Merger Agreement,  approximately 7.1 million shares of common stock of the Company held by Acquirer, which shares represented an approximate 82.5% interest in the Company.  Our board of directors unanimously approved this spin-out, including our non-interested director, Michael Thomsen, who reviewed all relevant facts and circumstances of the transaction and deemed it to be fair.   In addition, the spinout transaction was approved by written consent of holders of a majority of our shares.

The spinout is expected to occur promptly after we fulfill our obligations under the SEC rules relating to notification of shareholders for actions taken by written consent, which we currently anticipate to be in September 2011.

In connection with the spinout, we entered into an Acquisition Agreement dated July 22, 2011 with the Acquirer (“Acquisition Agreement”), which is attached hereto as Exhibit F.   Under the Acquisition Agreement, the Acquirer agreed to indemnify us for liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including attorneys’ fees incident to any of the foregoing, resulting from or arising out of (i) any claims, breach, liabilities, or non-fulfillment of any agreement with respect to CST Oil & Gas Corporation and its rights, including  but not limited to any actions and business activities of CST Oil & Gas Corporation prior and up to the closing date of the spinout.

THE SHORT FORM MERGER

Name Change

On August 15, 2011, the Board of Directors, and on August 26, 2011 the Majority Shareholders, approved the Short Form Merger between the Company and its wholly-owned subsidiary, Webxu, Inc. in which Webxu, Inc. will be the surviving entity (as described in more detail below). As a result of the Short Form Merger, the Company will change its corporate name from CST Holding Corp. to Webxu, Inc. The new corporate name will more closely identify the Company with the business conducted by its wholly-owned subsidiary Webxu, Inc., which is the parent company of Bonus Interactive, Inc.

The Domicile Change

The Company will change its state of incorporation from the State of Colorado to the State of Delaware pursuant to a plan of merger  (the “Plan of Merger”), attached hereto as Exhibit C. The Domicile Change will be accomplished by the filing of (i) Statement of Merger (the “Colorado Statement of Merger”) with the Secretary of State of Colorado, and (ii) a Certificate of Ownership and Merger (the “Delaware Certificate of Conversion”) with the Secretary of State of Delaware, by which the surviving corporation will be Webxu, Inc. Pursuant to the Plan of Merger, each outstanding share of Common Stock , $0.001 par value per share, of CST Holding Corp. (“Colorado Common Stock”) will be converted into one share of common stock, $0.001 par value per share, of the Delaware Corporation (“Delaware Common Stock”), and each outstanding and unexercised option, warrant or other right to purchase  Colorado Common Stock will become an option, warrant or other right to purchase Delaware Common Stock on the basis of one share of Delaware Common Stock for each share of Colorado Common Stock. The Company’s Board of Directors and officers immediately prior to the merger with its wholly-owned subsidiary, Webxu, Inc., will be the Board of Directors and officers of the surviving entity, or Webxu, Inc., the Delaware corporation, immediately following such merger. The Certificate of Incorporation and Bylaws of Webxu, Inc., attached hereto as Exhibits D and E, will become the Certificate of Incorporation and Bylaws of the Company. The Domicile Change is being effected so that the change in the Company’s state of incorporation is more closely aligned with its business as now conducted and as contemplated by the Company.

Effective Date

The Short Form Merger will become effective immediately upon the filing of the  Colorado Statement of Merger with the Office of the Secretary of State of Colorado and the filing of the Delaware Certificate of Conversion with the Office of the Secretary of the State of Delaware. The filing will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders.

Effects of the Domicile Change

In order to effect the change of domicile described above, the Company will merge with and into its wholly-owned subsidiary, Webxu, Inc. (the “Change in Domicile Merger”). The Change in Domicile Merger will have no impact on the business of the Company, its employees or officers. Shareholders who oppose the Change in Domicile Merger do not have any dissenters’ or appraisal rights.

Upon the effectiveness of the Change in Domicile Merger, and giving effect to the change of corporate name:

(i) the Company will be merged with and into its wholly-owned subsidiary, Webxu, Inc., a Delaware corporation and the surviving entity, and the Company will cease being governed by Colorado corporation laws;

(ii) the Company’s previous articles of incorporation and the Company’s previous by-laws will be replaced in their entirety with Webxu, Inc.’s Certificate of Incorporation and Webxu’s Bylaws subject to Delaware law;

(iii) the Company will be named “Webxu, Inc.”;

(iv) all of the shares of the wholly-owned subsidiary, Webxu, Inc., outstanding immediately prior to the Change in Domicile Merger will be canceled;

(v) each outstanding (a) share of Colorado Common Stock will be converted into one share of Delaware Common Stock, and (b) each outstanding  and unexercised option, warrant or other right to acquire Colorado Common Stock will become an option, warrant or other right to acquire shares of Delaware Common Stock;

(vi) each director and officer of the Company immediately preceding the Change in Domicile Merger will be the officers and directors of the Company immediately following the Change in Domicile Merger Colorado continues to hold their respective offices with Delaware Corporation; and

(vii) the surviving corporation will assume all of the liabilities of the Company.

The Change in Domicile Merger will be consummated in accordance with the Plan of Merger, attached hereto as Exhibit C, under with the Company, a Colorado corporation, will merge with and into its wholly-owned subsidiary, Webxu, Inc., a Delaware corporation.

The Change in Domicile Merger will cause:

(i)	a change in our legal domicile from Colorado to Delaware; and

(ii)	other changes of a legal nature, the material aspects of which are described herein.

However, the Change in Domicile is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue as rights and obligations of the Company as a Delaware corporation. The Change in Domicile itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Change in Domicile) of the Company. The Company anticipates that its Common Stock will be quoted under the stock symbol “WEBX”.

Some implications of the Change in Domicile

The Plan of Merger provides that the Company (the “Colorado Corporation”) will merge with and into its wholly-owned subsidiary, Webxu, Inc., with Webxu, Inc. being the surviving corporation (the “Delaware Corporation”). Under the Plan of Merger, the Delaware Corporation will assume all of the assets and liabilities of the Colorado Corporation, and the Colorado Corporation will cease to exist as a corporate entity. The surviving corporation will be named Webxu, Inc. The directors of the Colorado Corporation will continue as the new directors of the surviving Delaware Corporation.

At the effective time of the Change in Domicile Merger, each outstanding shares of the Colorado Corporation, $.001 par value per share, automatically will be converted into one share of common stock of Webxu, Inc., $.001 par value per share. Shareholders may, but will not be required to exchange their existing stock certificates for stock certificates of Webxu, Inc. Upon  request, we will issue new certificates to any shareholder that holds old Colorado Corporation stock certificates, provided that such holder has surrendered the certificates representing new Delaware Corporation’s shares in accordance with the Plan of Merger. Any request for new certificates will be subject to normal requirements including proper endorsement, signature, guarantee and payment of any applicable fees and taxes.

Shareholders whose shares of common stock were freely tradable before the Change in Domicile Merger will own shares of the surviving corporation that are freely tradable after the Change in Domicile Merger. Similarly, any shareholders holding securities with transfer restrictions before the Change in Domicile Merger will hold shares of the surviving corporation that have the same transfer restrictions after the Change in Domicile Merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the Change in Domicile Merger will be deemed to have been acquired on the date the holder thereof originally acquired the Company’s shares.

After the Change in Domicile, the surviving corporation will continue to be a publicly-held corporation, with its common stock quoted on the OTC Bulletin Board under the same symbol as prior to the Change in Domicile Merger. The surviving corporation will also file with the Securities and Exchange Commission and provide to its shareholders the same types of information that the Company has previously filed and provided.

Certain Differences Between the Corporate Laws of Colorado and Delaware
.
Because of differences between Colorado corporation laws and Delaware corporation laws, as well as differences between the Company’s governing documents before and after the Change in Domicile Merger, the Change in Domicile Merger will effect certain changes in the rights of the Company’s stockholders. Summarized below are significant provisions of the Colorado Revised Statutes, as amended (the “CRS”), and the Delaware General Corporation Law, as amended (the “DGCL”), along with the differences between the rights of the stockholders of the Company immediately before and immediately after the Change in Domicile resulting from the differences between the CRS and the DGCL and the differences between Colorado Corporation’s articles of incorporation and Colorado Corporation’s by-laws, on the one hand, and the Delaware Certificate of Incorporation and the Delaware Bylaws, on the other hand. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the CRS, the DGCL, Colorado Corporation’s articles of incorporation, Colorado Corporation’s by-laws, the Delaware Certificate of Incorporation and the Delaware Bylaws.

Provision	Colorado law and Colorado Corporation’s governing documents	Delaware law and Delaware Corporation’s governing documents

ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors	Colorado law provides that a corporation must have at least one director and the number of directors must be specified in the corporation’s bylaws.
Delaware law provides that a corporation must have at least one director and that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.

Colorado Corporation’s bylw provided that the Board of Directors shall consist of at least one member, and not more than five members, and the number of directors may be increased or decreased pursuant to board resolutions and the number of directors shall not be less than one.  Subject to this limitation, the number of directors shall be set by a resolution of the board of directors.

The Delaware Bylaws provide that the board of directors shall consist of not less than three directors nor more than seven directors until changed by a bylaw amendment. The number of directors will be fixed from time to time by a bylaw or amendment duly adopted by the vote of at least a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of a majority of the outstanding shares entitled to vote, or by a vote of at least a majority of directors who constitute the board of directors.

Classified Board of Directors
Colorado law permits corporations to classify their boards of directors into two or three groups. At least one-third of the total number of directors of a Colorado corporation must be elected annually.

Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. The certificate of incorporation may provide that one or more directors may have voting powers greater than or less than those of other directors. Further, the certificate of incorporation may provide that holders of any class or series of stock shall have the right to elect one or more directors.

	Colorado Corporation did not have a classified board.	Delaware Corporation does not currently have a classified board of directors.

Removal of Directors
Under Colorado law, any one or all of the directors of a corporation may be removed if the votes cast in favor of removal exceed the number cast against removal, unless cumulative voting is in effect, but only at a meeting called for such purpose. Removal can be with or without cause, unless the corporation’s articles of incorporation provide that directors may be removed only for cause.

With limited exceptions applicable to classified boards and cumulative voting provisions, under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

Colorado Corporation’s bylaws provided that any director may be removed if the number of votes cast in favor or removal constitute a majority, with or without cause, at a meeting called for such purpose. Colorado Corporation’s articles do not limit a shareholder’s right to vote to remove a director without cause.

The Delaware Certificate of Incorporation provides that any director may be removed, with or without cause, at a meeting of stockholders. A vacancy created by removal of a director may be filled by the vote of a majority of the remaining directors then in office or by the vote of at least a majority of the shares present at a special meeting of the shareholders called for such purpose.

Board Action by Written Consent
Colorado law provides that, unless the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.

Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

	Colorado Corporation’s articles of incorporation and Colorado Corporation’s bylaws did not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change this statutory rule.

Interested Party Transactions
Under Colorado law, a contract or transaction between a corporation and one or more of its directors, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if the director’s interest in the contract or transaction is known to the board of directors or stockholders and the transaction is approved or ratified by the board or stockholders in good faith by a vote sufficient for the purpose without counting the vote or votes of the interested director(s), or the contract or transaction is fair to the corporation at the time it is authorized or approved. Colorado law also includes a provision which repeals the above provisions as of the effective date of any federal law that would permit such conflicting interest transactions.

Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum); (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

	Colorado Corporation’s articles of incorporation and bylaws did not place restrictions on interested party transactions in addition to those in the CRS.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change this statutory rule.

Special Meetings of Stockholders
Colorado law provides that special meetings of stockholders are callable by the entire board of directors, a person or persons authorized by the bylaws to call a special meeting of stockholders, or written demand of stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

Delaware law permits special meetings of stockholders to be called by the board of directors or by any other persons authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

Colorado Corporation’s bylaws provided that special meetings of the stockholders may be called by the president or the board of directors, or upon receipt of written demand from stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

The Delaware Certificate of Incorporation provides that special meetings of the stockholders may be called by the board of directors, the chair of the board, the chief executive officer, the president, or the secretary at any time.

Failure to Hold an Annual Meeting of Stockholders
Colorado law provides that if a corporation fails to hold an annual meeting within the earlier of six months after the close of the corporation’s fiscal year or 15 months after the last annual meeting, a Colorado district court may order an election upon the application of any stockholder entitled to participate in the annual meeting or on application of any person who participated in a call or demand for a special meeting, if notice was not provided pursuant to a lawful demand or the special meeting was not held in accordance with the notice.

Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or last action by written consent to elect directors in lieu of an annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order that an annual meeting be held.

	Colorado Corporation’s articles and Colorado Corporation’s bylaws did not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change this statutory rule.

Cumulative Voting	Colorado law provides that cumulative voting shall apply in the election of directors unless the articles of incorporation specifically deny the right to cumulate votes in the election of directors.	A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

	Colorado Corporation had a provision denying cumulative voting rights in the election of its directors in its articles of incorporation.	The Delaware Certificate of Incorporation does not provide for cumulative voting.

Vacancies
All vacancies on the board of directors of a Colorado corporation may be filled by the shareholders, the board of directors, or by a majority of the remaining directors though less than a quorum, unless the articles of incorporation provide otherwise; subject to the proviso, however, that if a vacancy occurs in a directorship that was held by a director elected by a voting group of stockholders, then only the remaining directors elected by the same voting group or the shareholders in that voting group are entitled to vote to fill the vacancy.

All vacancies and newly created directorships on the board of directors of a Delaware corporation may be filled by a majority of the directors then in office, though less than a quorum, unless the certificate of incorporation or bylaws provide otherwise. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Colorado Corporation’s articles of incorporation and Colorado Corporation’s bylaws provided that all vacancies on the board of directors may be filed by a majority of the directors then in office, though less than a quorum. In the event one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those that have resigned, to fill the vacancies and to take effect when such resignation or resignations becomes effective.

The Delaware Certificate of Incorporation provides that if a vacancy is created by the expansion of the board of directors or by the death, resignation, or removal of a director then, in such cases, the vacancy so created may be filled by the vote of a majority of the remaining directors then in office or by the vote of at least a majority of the shares present at a special meeting of the shareholders called for such purpose.

Stockholder Voting Provisions
Under Colorado law, a majority of the voting power, which includes the voting power that is present in person or by proxy, generally constitutes a quorum for the transaction of business at a meeting of stockholders, subject to the proviso that a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by a voting group. Generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Colorado law or the articles of incorporation. Generally, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors. Where a separate vote by a class or series is required, a majority of the voting power of the class or series that is present in person or represented by proxy generally constitutes a quorum for the transaction of business. Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders. Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of stockholders. Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, generally constitutes a quorum entitled to take action with respect to that vote on that matter and, generally, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy constitutes the act of such class or series or classes or series.

	Colorado Corporation’s articles of incorporation and Colorado Corporation’s bylaws did not change these statutory rules.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change these statutory rules.

Stockholder Action by Written Consent
Colorado law states that if expressly provided for in the articles of incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Colorado Corporation’s articles of incorporation did not contain a provision permitting action by stockholders without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.
The Delaware Certificate of Incorporation and the Delaware Bylaws do not change these statutory rules.

Vote for Mergers and Other Corporate Reorganizations
In general, Colorado requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Colorado, Colorado law does not generally require a stockholder vote of the surviving corporation in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

In general, Delaware requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not generally require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

	Colorado Corporation’s articles of incorporation and bylaws did not change these statutory rules.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change these statutory rules.

Dissenters’ Rights of Appraisal; Appraisal Rights
Dissenting shareholders have the right to obtain the fair value of their shares in more circumstances under the CRS than under the DGCL. Under the CRS, a properly dissenting shareholder is entitled to receive the appraised value of the shares owned by the shareholder when the corporation votes to: (i) sell, lease or exchange all or substantially all of its property and assets other than in the regular course of the corporation’s business; (ii) merge or consolidate with another corporation; (iii) participate in a share exchange; or (iv) convert into another entity, subject to certain exceptions. Dissenters’ rights under the CRS are available to both record holders and beneficial holders.

Under the DGCL, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of (i) a sale, lease or exchange of all or substantially all of the corporation’s assets, or (ii) a share exchange. Appraisal rights under the DGCL are available to record holders only.

	Colorado Corporation’s articles and bylaws did not contain provisions related to dissenters’ rights.	Delaware Corporation’s Certificate of Incorporation and Bylaws do not contain provisions related to appraisal rights.

Shareholder Rights to Examine Books and Records
Under the CRS, any record or beneficial shareholder of a corporation may, upon five days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of the board of directors of the corporation, if the shareholder either (i) has been a shareholder for at least three months, or (ii) is a holder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Under the DGCL, the inspection rights of the stockholders of a corporation are the same as under the CBCA, except: (i) there is no requirement that a stockholder has been a shareholder for at least three months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if a corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made the stockholder may apply to the Court of Chancery for an order to compel such inspection.

	Colorado Corporation’s articles and bylaws did not contain provisions related to shareholder rights to examine books and records.	Delaware Corporation’s Certificate of Incorporation and Bylaws do not contain provisions related to shareholder rights to examine books and records.

Amendment or Repeal of Bylaws
Under the CRS, shareholders may amend the corporation’s bylaws. Unless otherwise specified in the corporation’s articles of incorporation, directors also are permitted to amend the bylaws, other than bylaws establishing greater quorums or voting requirements for shareholders or directors, unless prohibited by the bylaws. Directors may not amend the bylaws to change the quorum or voting requirements for shareholders, and directors may amend the bylaws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

The DGCL provides that stockholders may amend the bylaws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, stockholders entitled to vote in the election of directors have the power to adopt, amend or repeal bylaws; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.

Colorado Corporation’s bylaws contained provisions related to amendment or repeal of the bylaws by a majority vote of the board of directors.
The Delaware Certificate of Incorporation and the Delaware Bylaws provide that the bylaws may be adopted, amended or repealed by the board of directors, or (ii) upon the approval of the holders of at least a majority of the outstanding common stock. The stockholders may repeal or amend the bylaws as amended by the board of directors. In addition, the board of directors shall not amend any bylaws fixing the qualifications, classifications or terms of the board of directors.

Amendment or Repeal of Certificate or Articles of Incorporation
Under the CRS, amendments to the articles of incorporation, other than ministerial amendments authorized by the board of directors without shareholder action, may be proposed by the board of directors or by the holders of shares representing at least 10% of all of the shares entitled to vote upon the amendment. The board of directors must recommend the amendment to the shareholders unless the amendment is proposed by the shareholders or the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Under the DGCL, stockholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors. Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

The Delaware Certificate of Incorporation expressly reserves the right to amend or repeal any provision contained in the Delaware Certificate of Incorporation in the manner prescribed by Delaware statute.

Colorado Corporation’s articles did not contain provisions related to amendments thereof.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Indemnification
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if such person met the Standard of Conduct (addressed below). With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation. In addition, no indemnification shall be made with respect to any matters as to which a director is adjudged liable on the basis the director derived an improper personal benefit.

Permissive Indemnification – Non-Derivative Actions. Under the DGCL, a corporation may indemnify an indemnitee who was or is a party or is threatened to be made a party to any proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such proceeding if the indemnitee met the specified Standard of Conduct (addressed below).

Permissive Indemnification – Derivative Actions. In the case of derivative actions, a corporation may indemnify an indemnitee against expenses (including attorneys’ fees), but not amounts paid in settlement, judgments or fines. However, such indemnification is permitted only if the indemnitee met the specified Standard of Conduct (addressed below), except that no indemnification may be made for any claim as to which the indemnitee is adjudged liable to the corporation unless a court determines that, in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity.

A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Colorado corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith.

Mandatory Indemnification. A present or former director or officer of a corporation who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses (including attorneys’ fees).

The CRS also allows a corporation to indemnify an indemnitee who is not a director to a greater extent than specified in the CRS, if not inconsistent with public policy. However, a corporation may only indemnify a director as specified in the CRS.

The CRS requires a corporation to provide its shareholders with written notice of any indemnification payments or expense advancements paid to a director on or before the notice of the next shareholder’s meeting after making such payments.

Standard of Conduct
Under the CRS, the “Standard of Conduct” requires that an indemnitee acted (i) in good faith, (ii) in a manner the indemnitee reasonably believed to be, in the case of conduct in the indemnitee’s official capacity, in the best interests of the corporation, and, for all other conduct, at least not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, with no reasonable cause to believe the indemnitee’s conduct was unlawful.

Under the DGCL, the Standard of Conduct requires that an indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Colorado Corporation’s bylaws provided that the corporation shall, to the fullest extent permitted by applicable law, indemnify each of its directors and officers and each other person who may have acted as a representative of the corporation at its request against any liability and expenses (including attorneys’ fees) incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the corporation.

The Delaware Certificate of Incorporation and Bylaws provide that Delaware Corporation shall indemnify its directors, officers and other agents to the fullest extent authorized by the DGCL. Delaware Corporation is permitted to modify the extent of such indemnification by individual contracts with its directors, executive officers and other agents.

Advancement of Expenses
Under Colorado law, the corporation may pay for or reimburse the reasonable expenses of a director or officer in advance of the final disposition of the action, suit or proceedings upon receipt of a written affirmation of the director’s or officer’s good faith belief that the director or officer met the standard of conduct, the director or officer provides the corporation a written undertaking to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified by the corporation, and a determination is made that the facts then known by the determining party (the entire board, a committee of the board, independent legal counsel, or the shareholders) do not preclude such advances.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by law.

	Colorado Corporation’s articles of incorporation and Colorado Corporation’s bylaws were consistent with Colorado law.	The Delaware Bylaws provide that Delaware Corporation may advance expenses to any officer or director in advance of the final disposition of the proceeding.

Limitation on Personal Liability of Directors
If the articles of incorporation so provide, a director of a Colorado corporation cannot be held personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty except where the director breached the duty of loyalty, or engaged in acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or authorized distributions not permitted under applicable law, or where the director directly or indirectly obtained an improper personal benefit.

A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

Colorado Corporation’s articles of incorporation did not provide for elimination of director liability for monetary damages for breach of fiduciary duty except where the director breached the duty of loyalty, or engaged in acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, authorized distributions not permitted under applicable law, or where the director directly or indirectly obtained an improper personal benefit.

The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Delaware Corporation will be personally liable to Delaware Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

DIVIDENDS AND ISSUER REPURCHASES

Declaration and Payment of Dividends
Under Colorado law, a corporation may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation’s total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation otherwise provide) any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The CRS no longer includes par value or statutory definitions of capital and surplus. The CRS does not contain any other provisions concerning redemptions or repurchases by the corporation.
The term “capital” means the aggregate par value of all outstanding shares of capital stock and the term “surplus” means the excess of fair value of net assets over the amount of capital. The DGCL also retains the concept of par value.

	Colorado Corporation’s articles of incorporation and Colorado Corporation’s bylaws did not change these statutory provisions.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not change these statutory rules.

ANTI-TAKEOVER STATUTES

Business Combination Statute
The CRS does not contain provisions designed to deter takeovers of public companies, such as a “fair price” statute, “business combination” statute, “control share acquisition” statute or “cash-out” statute.

Under Delaware law, a corporation that is listed on a national securities exchange or the stock of which is held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2 /3% of the corporation’s outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware law defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

These provisions do not apply, among other exceptions, if (i) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions, or (ii) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions.

The Delaware Certificate of Incorporation does not opt out of the business combination statutes. However, Delaware Corporation is not currently subject to these provisions because Delaware Corporation does not have a class of voting stock that is: (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 stockholders. If Webxu becomes subject to Section 203 in the future, Section 203 of the DGCL under certain circumstances may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Webxu for a three-year period. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring Webxu to negotiate in advance with the Webxu Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

FRANCHISE TAX

Franchise Tax	The State of Colorado has no franchise tax.	The State of Delaware requires corporations, including Webxu, to pay an annual franchise tax.

AUTHORIZED CAPITAL STOCK

Authorized Capital Stock
The Colorado articles authorize 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of immediately prior to the Change in Domicile Merger, the Company had 18,494,672 shares of common stock and no shares of preferred stock outstanding.

The Delaware Certificate authorizes 50,000,000 shares of capital stock, par value $.001 per share. As of immediately following the Change in Domicile Merger, Webxu had 18,494,672 shares of common stock and no shares of preferred stock outstanding.

 The foregoing description is not a complete statement of the rights of our stockholders and our stockholders should refer to the full text of, and decisions interpreting, Delaware law and Colorado law for a complete understanding of their rights. Many provisions of the CRS and the DGCL may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. As a result, the discussion contained herein is not a substitute for direct reference to the CRS and the DGCL.

THE SPIN OUT

The Board of Directors and the Majority Shareholders approved the Acquisition Agreement dated July 22, 2011, to spin out the Company’s wholly-owned operating subsidiary, CST Oil and  Gas Corporation, to Steven Tedesco and Christine Tedesco (“Acquirer”) in consideration for the Acquirer’s agreement to assume all liabilities associated with CST Oil & Gas Corporation, and the Acquirer’s agreement to cancel the majority of their shares of the Company, or 7,115,859 shares of their common stock representing approximately 82.5%of the total number outstanding prior to the Merger. The Company’s board of directors unanimously approved this Spin Out, including its non-interested director, Michael Thomsen, who reviewed all relevant facts and circumstances of the transaction and deemed it to be fair.  In addition, the Spin Out was approved by written consent of holders of a majority of our shares.

Under the Acquisition Agreement, the Acquirer agreed to indemnify the Company for liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses including attorneys’ fees incident to any of the foregoing, resulting from or arising out of (i) any claims, breach, liabilities, or non-fulfillment of any agreement with respect to CST Oil and Gas Corporation and its rights, including  but not limited to any actions and business activities of CST Oil and Gas Corporation prior and up to the closing date of the spinout.

CST Oil and Gas Corporation

CST Oil and Gas Corporation, a Colorado corporation was formed on May 8, 1985 to engage in the oil and gas business. CST Oil and Gas Corporation sells oil and gas field workover services in Kansas. Its address is 7060 B South Tucson Way, Centennial, Colorado 80112.  Its telephone number is 303-617-7531.

CST Oil and Gas Corporation’s primary focus is to provide services that help maintain coal bed methane and oil wells operated by small and mid-size independent producers in the southeastern area of the state. Well servicing and roustabout services are required to maintain the gas and\or oil flow from a well. There is an ongoing need to periodically remove and replace damaged or corroded production tubing, retrieve safety valves or malfunctioning submersible pumps or risk  substantial decline and possible complete loss of production.  Roustabout services, which include well servicing and work immediately associated with the well, also includes site maintenance, pipeline installation, road and surface facilities construction. CST Oil and Gas Corporation currently owns and operates one workover rig. Currently, its operations are profitable.

As a provider of contract well services, CST Oil and Gas Corporation’s business and the profitability of its operations depend on the level of drilling activity by oil and natural gas exploration and production companies operating in the geographic markets where it operates. It obtains its contracts for servicing oil and natural gas wells either through competitive bidding or through direct negotiations with customers. Its contracts generally provide for compensation on either a daywork or footage basis. The contract terms it offers generally depend on the complexity and risk of operations, the on-site drilling conditions, the type of equipment used and the anticipated duration of the work to be performed. Generally, its contracts provide for the workover of a single well and typically permit the customer to terminate on short notice, usually on payment of an agreed fee.

Under daywork drilling contracts, it provides a workover rig with required personnel to our customer who supervises the servicing of the well. It is paid based on a negotiated fixed rate per day while the rig is used. Daywork contracts specify the equipment to be used, the size of the hole and the depth of the well. Under a daywork contract, the customer bears a large portion of the out-of-pocket service costs and CST Oil and Gas Corporation generally bears no part of the usual risks associated with drilling, such as time delays and unanticipated costs.

Under footage contracts, it is paid a fixed amount for each foot drilled, regardless of the time required or the problems encountered in drilling the well. It typically pays more of the out-of-pocket costs associated with footage contracts as compared to daywork contracts. The risks to it on a footage contract are greater because it assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including the risk of blowout, loss of hole, stuck drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors’ services, supplies, cost escalation and personnel. It manages this additional risk through the use of engineering expertise and bid the footage contracts accordingly, and it maintains insurance coverage against some, but not all, drilling hazards. However, the occurrence of uninsured or under-insured losses or operating cost overruns on its footage jobs could have a negative impact on our profitability.

Turnkey contracts typically provide for a drilling company to drill a well for a customer to a specified depth and under specified conditions for a fixed price, regardless of the time required or the problems encountered in drilling the well. The drilling company would provide technical expertise and engineering services, as well as most of the equipment and drilling supplies required to drill the well. The drilling company may subcontract for related services, such as the provision of casing crews, cementing and well logging. Under typical turnkey drilling arrangements, a drilling company would not receive progress payments and would be paid by its customer only after it had performed the terms of the drilling contract in full.

Although it has not historically entered into any turnkey contracts, it may decide to enter into such arrangements in the future. The risks to a drilling company under a turnkey contract are substantially greater than on a well drilled on a daywork basis. This is primarily because under a turnkey contract the drilling company assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including the risk of blowout, loss of hole, stuck drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors’ services, supplies, cost escalations and personnel.

CST Oil and Gas Corporation is presently marketing its services. It utilizes the expertise and existing business relationships of its principal officer, Mrs. Christine Tedesco, to develop its opportunities. All operational decisions are made solely by Mrs. Tedesco.

Material Relationships

Christine Tedesco currently is a member of our board of directors. In connection with the Merger Transaction, she agreed to resign as a director upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 14(f)-1. We agreed to provide Christine Tedesco with indemnification rights under an Indemnification Agreement dated July 22, 2011 for the period in which she is expected to remain on the board of directors as described above.

Reasons for the Spin Out

The Spin Out is being effected to more closely align the Company with the business conducted by its new wholly-owned subsidiary Webxu, Inc., which is a holding company for the acquisition and integration of consumer-oriented businesses in the online customer acquisition and e-commerce field. Webxu’s wholly owned subsidiary, Bonus Interactive, Inc., a Delaware corporation, currently is engaged in the business of customer acquisition and retention programs in both the online and offline arenas. In addition, the Spin Out is expected to occur promptly after we fulfill our obligations under the SEC rules relating to notification of shareholders for actions taken by written consent, which we currently anticipate to be in September 2011.

Pro Forma Financial Information

In the table below we provide you with pro forma financial information for the six-month period ended June 30, 2011, Such information should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this Information Statement as well as other public reports which may be filed with the United States Securities and Exchange Commission. You should not place undue reliance on the pro forma financial information below as a prediction of actual results or developments.

CST Holding Corp.
Pro Forma Condensed Balance Sheet Unaudited
June 30, 2011

	Webxu, Inc.	CST Holding Corp.	Proforma		Webxu, Inc.
	June 30, 2011	June 30, 2011	Adjustments		Proforma Merger
	(Unaudited)	(Unaudited)	June 30, 2011		June 30, 2011
ASSETS
Current assets
Cash	$277,981	$30,564	(30,564)	3)	$277,981
Accounts receivable	921,293				921,293
Accounts receivable - net related party		470,885	(470,885)	3)	-
Prepaid expenses	79,167				79,167
Total current assets	1,278,441	501,449			1,278,441

Fixed assets	292,456	260,078	(260,078)	3)	292,456
Accumulated depreciation	-	(65,223)	65,223	3)	-
	292,456	194,855			292,456

Other Assets - notes receivable	3,850	-			3,850
Investment in CST Holding			300,000	1)	300,000

Total Assets	$1,574,747	$696,304			$1,874,747

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$931,791	$85,824	(85,824)	3)	$931,791
Related party payables		20,000	(20,000)	3)	-
Notes Payable - short term	765,000	-	300,000	1)	1,065,000
Short term payable of Long Term Debt	120,000	-			120,000
Insurance payable	23,580	-			23,580
Accrued expenses	172,512	-			172,512
Income tax liability		183,319	(183,319)	3)	-
Other		5,265	(5,265)	3)	-
Total current liabilities	$2,012,883	294,408			$2,312,883
Long Term Debt	50,000				50,000

Total Liabilities	$2,062,883	294,408			$2,362,883
Stockholders' Equity
Preferred stock, $.10 par value; 1,000,000 shares authorized; none issued and outstanding		-
Common stock, $.001 par value; 50,000,000 shares authorized; 18,494,672 shares issued and outstanding	$15,915	9,696	(9,696)	3)	$18,495
			2,580	2)
Additional paid in capital	177,499	90,489	(90,489)	3)	174,919
			(2,580)	2)
Retained earnings (deficit)	(681,550)	301,711	(301,711)	3)	(681,550)
Total Stockholders' Equity	(488,136)	401,896			(488,136)
Total Liabilities and Stockholders' Equity	1,574,747	$696,304			1,874,747

Webxu, Inc.
PROFORMA ASSUMPTIONS - UNAUDITED

1)	Issuance of $300,000 note to CST Holding Corp. at the merger

2)	Issuance of 2,580,141 common shares to CST Holding Corp shareholders at the merger

3)	To reflect the spin off of CST assets and operations

CST HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Webxu, Inc.	CST Holding Corp.	Proforma	Webxu, Inc.
	Six Months Ended	Six Months Ended	Adjustments	Proforma Merger
	June 30, 2011	June 30, 2011	June 30, 2011	June 30, 2011
Sales (net of returns) - related party	$921,293	$1,050,942	$(1,050,942)	$921,293
Cost of goods sold	799,245	457,178	-457,178	799,245
Gross profit	122,048	593,764		122,048

Operating expenses:
Selling general & administrative	535,886	136,243	(136,243)	535,886
Professional fees	142,157	-	-	142,157
Depreciation	-	23,240	(23,240)	-
Total costs and operating expenses	$678,043	$159,483		$678,043
Interest expense	5,507	-	-	5,507
Other income	-	-	-	-

Loss from operations before income taxes	$(561,502)	$434,281	$-	$(561,502)
Provision for income tax	-	169,369	(169,369)	-
Net (loss)	$(561,502)	$264,912		$(561,502)

Basic and diluted net loss per common share	$(0.04)	$0.03		$(0.04)
Weighted average shares of capital outstanding - basic	13,910,339	9,696,000		13,910,339

CST HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Six Months
Ended
June 30, 2011
Sales (net of returns) - related party	$1,050,942
Cost of goods sold	457,178
Gross profit	593,764

Operating expenses:
Depreciation	23,240
General and administrative	136,243
159,483
Income (loss) from operations	434,281

Other income (expense):
Other income	-
-
Income (loss) before provision for income taxes	434,281

Provision for income tax	169,369
Net income (loss)	$264,912

Net income (loss) per share
(Basic and fully diluted)	$0.03
Weighted average number of common shares outstanding	9,696,000

Information Incorporated By Reference

The SEC allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information by referring you to those documents instead of having to repeat the information in this information statement. The information incorporated by reference is considered to be part of this information statement. The Company incorporates by reference the documents listed below:

• the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 30, 2011;

• the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed with the SEC on May 10, 2011; and

• the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which was filed with the SEC on August 15, 2011.

You may access the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and amendments to any of these reports or statements, free of charge on the SEC’s website.

In addition, the Company will furnish without charge to each person, including any beneficial owner, to whom an information statement is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this information statement  (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this information statement or into such documents). Such requests may be directed to CST Holding Corp., 3435 Ocean Park Blvd., Ste. 107-282, Santa Monica, CA 90405 Attn: Chief Financial Officer, (310) 807-1765.

In accordance with Rule 412 under the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Spin Out or the Short Form Merger.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Spin Out or the Short Form Merger. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Spin Out or the Short Form Merger to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Spin Out or the Short Form Merger provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Company’s Articles of Incorporation or its Bylaws.

Outstanding Shares and Voting Rights

As of August 22, 2011, the Company had 18,494,672 shares of Common Stock issued and outstanding.  Each share of the Common Stock entitles its holder to one vote on any matter submitted to the shareholders. However, because the Majority Shareholders have voted in favor of approval of the Corporate Actions by written consent, no other consents are solicited in connection with this Information Statement.

Under Colorado law, unless otherwise provided in the articles of incorporation, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding shares having the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. The Company’s bylaws require the affirmative vote of the majority of shares entitled to vote on the matters.

The following shareholders, holding approximately 54% of the Company’s Common Stock as of the Record Date , consented to the Short Form Merger by written consent in lieu of a special meeting:

Name	Number of Shares of Common Stock
RTW Holdings, LLC	1,500,000
Sunlight Ventures, LLC	8,000,000
Jeffrey Aaronson*	250,000
Mike Warsinske	256,664
* Executive officer or director of the Company

In addition, a majority of the shareholders of the Company’s Common Stock consented to the Spin Out in connection with the reverse triangular merger by written consent in lieu of a special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Short Form Merger and the Spin Out to the Majority Shareholders.

By order of the Board of Directors

September 19, 2011

/s/ Matt Hill
Name: Matt Hill
Title: Director and CEO

Exhibit A
UNANIMOUS WRITTEN CONSENT
OF DIRECTORS OF BOARD OF DIRECTORS

OF

CST HOLDING CORP.

Exhibit B

WRITTEN CONSENT

OF MAJORITY SHAREHOLDERS
OF

CST HOLDING CORP.

Exhibit C

AGREEMENT AND PLAN OF MERGER

Exhibit D

CERTIFICATE OF INCORPORATION

OF

WEBXU, INC.

Exhibit E

BYLAWS

OF

WEBXU, INC.

Exhibit F

ACQUISITION AGREEMENT